Exhibit 10.25

LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into this 1st day of July, 1973, by and between FIRST NATIONAL BANK OF NEVADA, TRUSTEE UNDER PRIVATE TRUST NO. 87, hereinafter referred to as “Lessor”, and GOLDEN NUGGET, INC., a Nevada corporation, hereinafter referred to as “Lessee”,

WITNESSETH:

Lessor, for and in consideration of the rents hereinafter reserved and of the covenants and agreements on the part of the Lessee hereinafter contained, does by these presents, demise and lease unto the Lessee, and Lessee does hereby take and hire those certain premises situate in the City of Las Vegas, County of Clark, State of Nevada, described as follows:

Lots 29, 31 and 32 in Block 14 of Clark’s Las Vegas Townsite, City of Las Vegas, Clark County, Nevada, including that portion of the vacated alley adjacent to Lot 32 and also including the north-south alley adjacent to the rear of Lots 29, 31 and 32 if said alley is vacated at a future time.

TO HAVE AND TO HOLD the demised premises, with the appurtenances, unto the Lessee, subject to the provisions hereinafter set forth and for and during the term commencing on the 1st day of July, 1973, to and including the 30th day of June, 2046.

The substantial and primary use of the premises shall be for any lawful business including but not limited to casino, hotel and restaurant business.

I

Lessee covenants and agrees to pay as rent for said premises the sum of Five Thousand Dollars ($5,000.00) per month in advance on the 1st day of July, 1973, and on the 1st day of each calendar month thereafter during the term of this lease, and Lessee agrees to pay any additional rents that may be due because of cost of living adjustment as follows:

Using as a base the month of March, 1973, of the United States Bureau of Labor Statistics United States Index, New Series (129.8 equals 100) All Items, and using for comparison said published index for the month of March, 1975, the percentage increase, if any, shall be computed.  The additional rent due hereunder shall be an amount equal to such determined percentage of the basic rental then in effect.  For an example:  if the index for March, 1973 shall be 140.00 and the index for March, 1975 shall be 144.05, the increase of rents shall be 4.01% the cost of living has increased 4.05%, or the monthly rental commencing July 1, 1975 shall be $5,202.50 as 4.05% x $5,000.00 equals $202.50, the additional rent; and such adjusted rents shall continue to be paid on the 1st day of each calendar month thereafter until and including June 30, 1977.  As of July 1, 1977, the rents shall again be adjusted by using the index for the month of March, 1973 again as the base and using for comparison the month of March, 1977, and the percentage increase or decrease shall be computed and additional rents increased or decreased, as the case may be; however, the basic rental shall not be less than $5,000.00 per month.

It is intended by the parties hereto that the additional rents shall fluctuate upward and downward with the biennial values of said indexes, but, as hereinabove stated, never to cause a reduction in rentals below $5,000.00 per month, so that in the event the average of any year’s index shall be less than the base, then no additional rents shall be required for the ensuing two years.

Lessor shall give written notice to Lessee of additional rental due under said provision relating to said index on or before June 15th of every other year of the term of this lease to which such adjustment applies, setting forth said price index as published and showing computation of rental.

All rentals shall be payable month in advance to said Lessor.  Provided further that as additional rent, Lessee agrees to pay and not allow to become delinquent, any and all real and personal property taxes and assessments levied against the real property leased hereunder.  All such sums shall be paid ten (10) days before the same become delinquent, and Lessee shall supply Lessor with a copy of a receipt showing that said taxes and assessments have been paid, provided that the Lessor shall promptly furnish the Lessee with all such tax bills.

In the event any governmental authority shall levy an assessment which by its terms provides that the same may be paid in installments, it is understood and agreed that Lessee shall pay the same but shall not be required to pay said assessment in its entirety but rather may elect to pay over the maximum allowable period of those installments falling due within the term hereof.

Payment of rentals as above provided shall be made to First National Bank, Trust Department, Las Vegas, Nevada, or at such other places as Lessor may from time to time designate in writing.

In the event Lessee fails to pay any installment of taxes or assessments when the same become due under the terms of this agreement, Lessor may, but is not obligated to pay the same.  If paid by Lessor, the same shall become additional rents due Lessor on presentment of demand therefor.

In addition to the said taxes, assessments, interest and penalties to be paid by Lessee, Lessee shall also pay and not allow to become delinquent any utilities, including but not limited to water, sewer, electricity and gas, garbage and trash collections, used upon the premises.

It is the intent of Lessor and Lessee herein that all rentals provided to be paid in this agreement shall be net-net-net to Lessor.

In the event the aforesaid price index shall cease to be published during the term of this lease, then and in such event only, the adjustment of rentals therein provided shall be made on the basis of such other comparable index as shall be then published by the United States Government, or, if there be none, by the comparable index published by Standard & Poor’s.  In the event none of the foregoing indexes is published, it is understood and agreed that a Board of Arbitrators shall be constituted biennially to decide the percentage of adjustment applicable to the rentals herein specified, based upon their examination of retail prices in the United States, unless the parties hereto shall themselves be in agreement as to the amount of said adjustment.

Said Board of Arbitrators shall consist of three (3) disinterested persons.  Each party hereto shall appoint one (1) arbitrator, and the two (2) appointed arbitrators shall appoint the third.  Said Board of Arbitrators shall begin at once and proceed with all reasonable dispatch to determine questions referred to them as herein provided, and their determination shall in each and every instance be final and binding on the parties hereto.  If either party hereto at any time prefers to have the adjustment of rental determined by the courts instead of by arbitrators, the same may be done by the party having such preference beginning legal proceedings in any year prior to the appointment of the arbitrators, but not afterward.

Said Board of Arbitrators shall report to the parties hereto within fifteen (15) days after the rental adjustment question has been submitted to them, and their findings shall be in writing signed by not less than two (2) arbitrators.  If any one or more of said arbitrators shall resign, die, or become incapacitated before a full and final determination be arrived at, the said arbitrator shall be replaced in the same manner as he was originally appointed and shall have the same power and authority as though he had been originally appointed.

The parties hereto shall share equally the cost and expense of said arbitrators and all expenses connected therewith.

II

All sums that may become due by reason of the failure of Lessee to comply with all of the terms and conditions of this lease and any and all damages, costs and expenses, including reasonable attorneys’ fees, which the Lessor may suffer or incur by reason of any default of Lessee or failure on its part to comply with the covenants of this lease, and each of them, may at Lessor’s option be deemed and treated as additional rent payable hereunder, and in the event of nonpayment, Lessor shall have all the rights and remedies provided for in case of nonpayment of rent or breach of condition.

III

All buildings and improvements to be constructed on said premises shall be kept, inside and outside, in good and substantial order and repair by Lessee, at Lessee’s sole cost and expense, including but not limited to all walls, roofs, floors, vaults, sidewalks, curbs, porches, terraces, water and sewage disposal connections, window and other glass, air conditioning and heating equipment, plumbing, water, gas and electric fixtures, pipes, wires and conduits, pumps and all elevators (if any), machinery, fixtures and appurtenances in, on or in connection with the demised premises, whether the nature of such repairs be structural or otherwise, parking facilities, roads and landscaping areas upon the demised premises shall likewise be kept in good substantial order and repair by Lessee at Lessee’s sole cost and expense.  Lessee hereby agrees to replace and renew, with like kind and quality, any of said things in or about the demised premises which become too worn to be repaired, so that at all times the said buildings and equipment, the parking and landscaping areas, and roofs, shall be in thorough good order, condition and repair, reasonable wear and tear and damages by the elements excepted.

Lessee shall have the right to construct any buildings or other structures on or under the demised premises and to alter, improve or repair the same.  Such buildings and other structures may consist of one or more stories, even a high rise building if desired, which may but need not be related to and part of any buildings or other structures which Lessee may construct, own or lease on adjoining premises.

Throughout the term of this lease Lessee further agrees at Lessee’s own expense, promptly to observe and comply with all laws, orders, regulations, rules, ordinances and requirements of the Federal, State, County and other governmental agencies, and each of them, and of any and all of its or their departments, bureaus, and officials, whether such laws, orders, regulations, rules, ordinances or requirements relating to structural changes, improvements and construction, alterations or requirements go on, in or about the demised premises, or any buildings thereon, or to changes or requirements incident to or as the result of any use or occupation thereof, or otherwise, and whether the same are now in force or those which may at any time in the future be passed, enacted or directed, and Lessee hereby agrees to pay all costs, expenses, claims, fines, penalties and damage and reasonable attorneys’ fees, which may in any manner arise out of or be imposed because of the failure of Lessee to comply with this covenant, and to hold Lessor harmless for Lessee’s failure to perform the acts which Lessee herein covenants to perform.

The Lessee hereby agrees to keep and maintain and pay premiums at all times during the term of this lease for public liability insurance in an amount that is usual and customary for similar occupancies in the City of Las Vegas, Nevada, but in no event less than $500,000/$1,000,000 for person or persons injured in or from the premises, which insurance shall be written in form to protect Lessor and Lessee from any and all claims or damages which may arise from the operation of business within the said premises, and the same to be carried with a company or companies approved by Lessor.  In connection therewith, a certificate of such insurance shall be delivered to Lessor within fifteen (15) days following the execution of this lease.

In the event of fire or other calamity affecting the demised premises, the rents shall not abate.

IV

It is further expressly understood and agreed that time is of the essence in the performance of each and all of the provisions and covenants of this lease, and each and all of the provisions and covenants of said lease are conditions precedent to be faithfully and fully performed and observed by the said Lessee to entitle the Lessee to continue in possession of said premises; that if default shall be made in the payment of the rent hereinbefore specified to be paid, thirty (30) days after written demand, or thirty (30) days after written demand if default shall be made in any of the covenants or agreements herein contained to be kept by Lessee, it shall be lawful for said Lessor, at its election, to declare said term ended, and to re-enter said premises or any part thereof, and to expel, remove or put out the Lessee or any person or persons keeping or being in or upon the same, together with all goods and chattels found therein, using such force as may be necessary in so doing and to repossess and to enjoy the same premises again as of its first and former estate.  And if, at any time, said term shall be ended at such election of said Lessor, as aforesaid, or in any other way, the said Lessee hereby covenants and agrees to surrender and deliver up the said above demised premises and property peaceably to said Lessor immediately upon such termination aforesaid, and if the said Lessee shall remain in possession of said premises after said termination of this lease, in any of the ways herein named, said Lessee shall be deemed guilty of an unlawful detention of said premises under the statute, and shall be subject to all the conditions and provisions above named, and to eviction and removal at any time thereafter.  All of the foregoing remedies are cumulative and are given without impairing any other rights or remedies of the Lessor.  It is further expressly understood and agreed that the waiver by Lessor of any default on the part of the Lessee in the prompt payment of any installment or installments of rent or in the observance, payment or performance of any of the provisions, terms or conditions hereof, shall not be deemed to be a waiver of the right of Lessor to treat any other or subsequent default as operating to forfeit said lease, and any such waiver shall not be deemed to excuse said Lessee in the prompt payment of any other installment or the prompt and faithful performance of the same or any other covenant in the future.

V

If the Lessee shall be in default in the payment of rent and shall vacate or abandon said premises or any part thereof (and absence of the Lessee therefrom for a period of thirty (30) days after notice given by Lessor pursuant to paragraph IV above shall be considered such an abandonment thereof), the Lessor may, if it so elects, and without further demand or notice, re-enter said premises and remove the contents and take possession of said premises and relet the same or any part thereof at such rental and upon such terms and conditions as it may deem proper, and apply the proceeds thereof, less the reasonable expenses, including the usual agent’s commissions so incurred, upon the amount due from Lessee hereunder, and the Lessee shall be liable for any deficiency.  If the Lessor shall take possession of said premises and relet the same, such reletting shall not operate as a termination of this lease unless the Lessor so elects, such election to be evidenced by written notice to Lessee, nor shall such action by the Lessor operate as a waiver of any other rights or remedies of the Lessor hereunder.

VI

If at any time proceedings in bankruptcy shall be instituted by or against Lessee, where Lessee is adjudicated a bankrupt or shall assign its estate or effects for payment thereof, or if a receiver or trustee shall be appointed of Lessee’s interest in this lease, and if the foregoing shall not be dismissed or vacated within ninety (90) days, or if a petition for reorganization of Lessee under Chapter X of the Bankruptcy Act or any other provisions of the Bankruptcy Act now or hereafter enacted for corporate reorganizations, or provisions under any State law shall be filed by Lessee, or if it be filed against Lessee, and said proceedings shall not be dismissed within ninety (90) days after the filing thereof, or if the Lessee shall file a petition for arrangement under Chapter XI of the Bankruptcy Act or any other provisions of the Bankruptcy Act now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payment of its unsecured debts, or under any provisions of the State law, or if an execution shall issue against Lessee whereby Lessee’s estate in this lease is affected and cannot be vacated or bonded in thirty (30) days, or in case Lessee fails or omits to perform any of the covenants, agreements or conditions herein contained, other than the covenants for the payment of rents, and Lessee shall not commence to cure such default within thirty (30) days after receipt of notice of default from Lessor to Lessee, by registered or certified mail, postage prepaid, or if said default cannot reasonably be cured within a reasonable period of time and the Lessee shall have failed within said thirty (30) days to commence the curing of said default and expeditiously proceed therewith, or in case Lessee fails, refuses or neglects to pay the rent as and when the same shall become due and payable hereunder, and such default shall continue for thirty (30) days after written demand therefor the Lessor thereafter may then, and in any such cases, without further demand by notice in writing addressed to Lessee, terminate this lease, and this lease shall cease and come to an end in the same manner and to the same effect as if that were the date originally fixed herein for the expiration of the term, without any right on the part of the Lessee to save the forfeiture by payment of any sum due, or by any other performance of any condition, term or covenant broken, Lessee, however, to remain liable as herein provided.  Lessor shall also, in any such events, in addition to and not in limitation of any other right or remedy, have the right to re-enter the said premises and the same to have again, repossess and enjoy.

VII

The failure of Lessor to enforce any covenant or condition of this lease shall not be deemed to void or effect the right of Lessor to enforce the same covenant or condition on the occasion of a subsequent breach or default.

The receipt by Lessor of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by Lessor of any provision shall be deemed to have been made unless expressed in writing and signed by Lessor, except that acceptance by Lessor of any fixed rent installment after due date shall waive the breach of the covenant to pay rent on due date, such waiver to be limited to the installment so accepted.  The receipt of any rent, whether the same be that originally reserved or that may become payable under any covenant herein contained, or any portion thereof, or of any interest therein, shall not operate as a waiver of the Lessor’s rights to enforce payment of additional rent, or any of the obligations of this lease by such remedies as may be appropriate.

VIII

Lessee hereby accepts the demised premises in the condition they may be at the time of the commencement of the term of this lease, without any representation, statement or warranty, express or implied, in regard thereto, or to their condition, and Lessor shall in no event be liable for any latent defects therein, except that Lessor warrants that it has free and clear fee title to the demised premises and the authority to lease the same to Lessee hereunder.

IX

In the event the leased premises or so much thereof that Lessee can no longer conduct its business profitably, shall be taken in condemnation, or otherwise, or be required for public or quasi-public purposes, then this lease may, at Lessee’s option, be terminated, and in any condemnation proceedings against said premises, Lessor and Lessee each may claim compensation as their respective interests may appear.

Anything notwithstanding, in the event of condemnation proceedings being had against the demised premises, any proceeds due Lessor shall not be intermingled with any proceeds that Lessee may have a right to.

X

Notices, demands and communications hereunder to Lessee or Lessor shall be served or given by United States registered or certified mail, and if intended to the Lessor, addressed to

Lessor, at 500 East Carson, Las Vegas, Nevada 89101, and if to Lessee, addressed to Lessee at 129 Fremont, Las Vegas, Nevada 89101, or such other address as may be designated by either party by notice in writing sent by registered or certified mail as aforesaid.

XI

This lease contains the entire agreement between the parties hereto and shall not be modified in any manner, except by a writing signed by the parties hereto.  Time is and shall be of the essence of this agreement and each and every condition and covenant thereof.

XII

In the event said lease is terminated by expiration of time or for any other reason, Lessee in the event that all obligations to Lessor have been met, may remove any trade fixtures installed by Lessee on the demised premises.  In the event Lessee is in default of any of the terms or conditions contained in this lease, then and in such event, Lessor may have the trade fixtures up to the entire amount thereof sold and apply the proceeds from such sale against any losses sustained by Lessor.  This is in addition to any other rights that Lessor may have to recover from Lessee for any defaults.

XIII

Lessee further covenants and agrees that it will at all times indemnify and hold the Lessor harmless from and against:

A)  Any and all liens and charges of any and every nature and kind, including attorneys’ fees, which may at any time be established against said land and improvements, or any part thereof, as a consequence, direct or indirect, of any omission of the Lessee, or as a consequence, direct or indirect, of the existence of the Lessee’s interest in this lease;

B)  Any and all loss, cost, damage or expense sustained by

Lessor (including attorneys’ fees and expense of the Lessor):

1.             On account of or through the use of said land or improvements, or of any part thereof by the Lessee, or by any other person whomsoever;

2.             Arising out of, or directly or indirectly due to any failure of the Lessee, in any respect, to promptly and faithfully satisfy their obligations under this lease;

3.             Arising out of, or directly or indirectly due to any accident, or other occurrence, causing injury or damage to any person, or persons, or property, whomsoever or whatsoever, resulting from the use of said land and improvements, or any part thereof under this lease;

4.             Due to any act or omission by or on the part of Lessee for which the said land and improvements, or any part thereof, or interest therein, may hereafter become liable and especially (but not exclusively) any such loss, cost, damage or expense, including attorneys’ fees, that may arise under any ordinance, or statute, or any municipal or government regulation.

XIV

Nothing herein contained shall be deemed in any way to constitute Lessor as a partner of Lessee or its sublessees in business conducted in or from the leased premises, or otherwise.

XV

It is agreed that following the execution of this lease, Lessor or Lessee shall, at any time upon the request of the other, execute a skeleton form of lease for recording purposes, which skeleton form shall set forth the term and description of the leased premises but shall not be required to contain any other provisions of this lease.

XVI

In the event that any of the aforesaid provisions shall be held void or invalid, the remaining provisions shall nevertheless remain in full force and effect.

XVII

Each and all of the provisions hereof shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the Lessor, and the heirs, executors, and administrators of the Lessee and the successors and assigns of the Lessee.

XVIII

Lessor agrees to execute a deed of trust in the standard form of Title Insurance Company as used in Clark County, Nevada, covering Lessor’s interest in the demised premises, which shall be a first deed of trust on the demised premises, to be used as additional security for a construction loan and a permanent loan, as Lessee may require in order to erect permanent improvements on the said demised premises and any other property owned or leased by Lessee, it being intended that Lessor will subordinate its interest in the demised premises to such loans.  Lessee will also execute a deed of trust to the lending company as security for the loan for such construction.  Lessee’s property, to wit, Lots 23, 24, 25, 26, 27, 28, 30, 11 and 12, shall be conveyed in the deed of trust in the event Lessee intends to construct such improvements on all or part of only those lots.  In the event Lessee intends to construct on Lots 18, 19, 15, 16, 3, 5, 6 and 7 of Block 14, the Lessee shall execute a deed of trust as further security for an additional loan.  The said construction loan and permanent loan shall be made so as to be retired within thirty years, and Lessor’s premises shall not bear any heavier burden in the terms of the deed of trust than that on the fee premises belonging to the Lessee.

That construction loan and permanent loan shall be solely for construction of improvements on the demised premises and any other properties owned or leased by Lessee, and such deed of trust shall be in an amount equal to not more than $30,000.00 times the number of hotel rooms constructed by Lessee.  As and when the construction loan and permanent loan have been paid in full, the deed of trust executed by the Lessor shall be reconveyed to the Lessor or its successors in interest.

As a further condition for Lessor’s executing the deed of trust, Lessee’s lenders shall notify Lessor as any loan monies are disbursed and the purpose therefor.

Lessor shall have the right to review the terms of the loan to Lessee for the purpose of Lessor ascertaining the amount loaned, the interest rate, and the repayment schedule.

Lessee does hereby covenant and agree with Lessor as Lessee’s personal obligation that it will indemnify and hold harmless Lessor from and against all charges, costs and expenses, including reasonable attorneys’ fees, that the Lessor may be required to pay in order to free or keep free the above described lease premises from the lien of said deed of trust caused or resulting from the default of the Lessee in the payment of the note secured thereby or in any of the covenants, terms or conditions contained in said deed of trust.  It is further understood and agreed between the Lessor and Lessee that the note given for the construction loan or permanent loan will not be executed by the Lessor and that the monies so borrowed by the Lessee shall be used only in payment for labor and material and other costs and expenses for the construction of such improvements.

XIX

The existing lease for the premises described herein is hereby cancelled, effective June 30, 1973.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

LESSOR:
FIRST NATIONAL BANK OF NEVADA,
TRUSTEE UNDER PRIVATE TRUST NO. 87

	By:	/s/ [Illegible]
Trust Officer

LESSEE:	GOLDEN NUGGET, INC., a Nevada corporation

	By:	/s/ [Illegible]
President

	By:	/s/ [Illegible]
Secretary